UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

August 19, 2025

UPBOUND GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-38047 (Commission File Number)	45-0491516 (IRS Employer Identification No.)

5501 Headquarters Drive

Plano, Texas 75024

(Address of principal executive offices and zip code)

(972) 801-1100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 Par Value	UPBD	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On August 19, 2025 (the “Closing Date”), Upbound Group, Inc., a Delaware corporation (the “Borrower”), and certain other subsidiaries of the Borrower entered into an amendment (the “Amendment”) of its Term Loan Credit Agreement, dated as of February 17, 2021 (as amended by the First Amendment to Term Loan Credit Agreement, dated as of September 21, 2021, as amended by the Second Amendment to Term Loan Credit Agreement, dated as of June 15, 2023, as amended by the Third Amendment to Term Loan Credit Agreement, dated as of May 28, 2024 and as further amended by the Amendment, the “Credit Agreement”), among the Borrower, the other Loan Parties party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”).

The Amendment, in addition to certain other changes, (i) extends the maturity date for the loans outstanding under the Credit Agreement to August 19, 2032 (subject to certain springing maturity provisions) and (ii) provides approximately $77 million of incremental commitments under the Credit Agreement, all of which were drawn on the Closing Date, resulting in total aggregate borrowings under the Credit Agreement on such date of $875 million. The Borrower intends to use the proceeds of the incremental borrowings on the Closing Date to pay fees and expenses in connection with the Amendment and for working capital and other general corporate purposes, which may include the repayment of a portion of the outstanding loans under the Borrower’s revolving credit facility. Capitalized terms used in this Item 1.01 but not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Fourth Amendment to Term Loan Credit Agreement, dated as of August 19, 2025, by and among Upbound Group, Inc., the other Loan Parties party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPBOUND GROUP, INC.

Date: August 19, 2025	By:	/s/ Bryan Pechersky
Bryan Pechersky
Executive Vice President, General Counsel and Corporate Secretary